UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2024

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2465 Farm Market 359 South Brookshire, TX	77423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 909-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2024, Inno Holdings Inc., a Texas Corporation (the “Company”), entered into a securities purchase agreement (“SPA I”), by and between the Company, Zfounder Organization Inc. (“Zfounder”) as the “SPA I Seller,” West Lake Club Inc. (“West Lake Club”), Next Level Market Fund Inc. (“Next Level”) and each of the investors signatory thereto (the “SPA I Investors”).

On September 6, 2024, the Company entered into a securities purchase agreement (“SPA II”), by and between the Company, Zfounder as the “SPA II Seller” and each of the investors signatory thereto (the “SPA II Investors”).

On September 6, 2024, the Company entered into a securities purchase agreement (“SPA III” and, together with SPA I and SPA II, the “SPAs”), between the Company, Zfounder, West Lake Club, Next Level (together with West Lake Club and Zfounder, each a “SPA III Seller” and, collectively the “SPA III Sellers”) and each of the investors signatory thereto (the “SPA III Investors”).

Pursuant to SPA I, the SPA I Seller agreed to sell 100,000 privately held shares (the “SPA I Shares”) of common stock, no par value (“Common Stock”) of the Company to the SPA I Investors for a total purchase price of $300,000 (the “SPA I Purchase Price”). The conditions to close the transactions contemplated by SPA I include, among other things, the effecting of a 1:10 reverse stock split (the “Split”) of the Common Stock and the filing of the Current Report on Form 8-K disclosing the Split (“Split Form 8-K”). The closing will occur on the date that is three business days from the filing date of the Split Form 8-K.

Per SPA II, the SPA II Seller agreed to sell 742,578 privately held shares (the “SPA II Shares”) of Common Stock to the SPA II Investors for a total purchase price of $2,700,000 (the “SPA II Purchase Price”). The conditions to close the transactions contemplated by SPA II include, among other things: (i) the resignation of two current directors of the Company, including the current Chairman of the Board, and the current Chief Executive Officer of the Company; and (ii) the appointment of two directors and a Chief Executive Officer recommended by the SPA II Investors. The closing will occur on the date that is seven business days from the closing of SPA I.

Pursuant to SPA III, the SPA III Sellers agreed to sell 842,578 privately held shares of Common Stock to the SPA III Investors for a total purchase price of $4 million. The conditions to close the transactions contemplated by SPA III include, among other things: (i) the resignation of two current directors of the Company; and (ii) the appointment of two directors recommended by the SPA III Investors. The closing will occur on the date that is six months from the closing of SPA II.

The SPAs contain certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the SPAs were made solely for the benefit of the parties to the SPAs and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of SPA I, SPA II and SPA III do not purport to be complete and is qualified in their entirety by reference to the full text of such agreement, which are attached as Exhibit 10.1, 10.2 and 10.3 respectively.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure required by this Item 5.03 is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	SPA I, dated September 6, 2024, by and between the Company, Zfounder, West Lake Club, Next Level and each of the investors signatory thereto.
10.2*	SPA II, dated September 6, 2024, by and between the Company, Zfounder, and each of the investors signatory thereto.
10.3*	SPA III, dated September 6, 2024, by and between the Company, Zfounder, West Lake Club, Next Level and each of the investors signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

*	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS INC.

By:	/s/ Tianwei Li
Name:	Tianwei Li
Title:	CEO, CFO & Director

Date: September 12, 2024